UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported Event): February 27, 2012

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     NCI Building Systems, Inc. (“NCI” or the “Company”) held its Annual Meeting of Stockholders on Thursday, February 23, 2012 (the “Annual Meeting”). The number of shares present in person and/or by proxy at such meeting was 64,223,978, representing approximately 95% of the 67,494,849 shares of capital stock issued and outstanding on January 3, 2012, which was the record date for the determination of the stockholders entitled to vote at the meeting. At the Annual Meeting, the stockholders of the Company (i) elected James G. Berges, Lawrence J. Kremer, and John J. Holland as Class I directors to serve until the annual meeting of stockholders to be held in 2015, and (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 28, 2012.

     Of the 64,223,978 shares of capital stock of the Company present at the Annual Meeting, in person or by proxy, the following table shows the votes cast for and withheld from each of the nominees for director:

Nominee		Votes Cast For Nominee	Votes Withheld From Nominee	Non Votes
Class I:
James G. Berges	Common	8,907,299	4,532,844	3,690,529
	Preferred	47,093,306	0	0
	Total	56,000,605	4,532,844	3,690,529
Lawrence J. Kremer	Common	11,623,365	1,816,778	3,690,529
	Preferred	47,093,306	0	0
	Total	58,716,671	1,816,778	3,690,529
John J. Holland	Common	7,536,864	5,903,279	3,690,529
	Preferred	47,093,306	0	0
	Total	54,630,170	5,903,279	3,690,529

     In addition to Messrs. Berges, Kremer and Holland, each of the following persons has a term of office as a director of the Company that continues after the Annual Meeting: Kathleen J. Affeldt, Norman C. Chambers, Gary L. Forbes, George Martinez, Nathan K. Sleeper and Jonathan L. Zrebiec.

     The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 by the following vote:

Class	For	Against	Abstain	Non-Votes
Common	16,662,649	302,267	165,756	0
Preferred	47,093,306	0	0	0
Total	63,755,955	302,267	165,756	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel & Secretary

February 27, 2012